SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2010

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)
187 Mill Lane Mountainside, New Jersey (Address of Principal Executive Offices)	07052 (Zip Code)
973-544-6116 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

Proteonomix, Inc. (the "Company") issued a press release, dated February 25, 2010 entitled-"Proteonomix, Inc. Announces the Appointment of Ashoke Agarwal, M.D. as Chief Scientific Officer of its Subsidary, Stromacel, Inc."

The press release is in its entirety below:

Proteonomix, Inc. Announces the Appointment of Ashoke Agarwal, M.D. as Chief Scientific Officer of its Subsidary, Stromacel, Inc.

Mountainside, New Jersey- February 25, 2010 – Proteonomix, Inc. (other OTC: PROT) announces the appointment of Ashoke Agarwal, M.D., F.A.C.C. as Chief Scientific Officer of its subsidiary, StromaCel, Inc.

Dr. Agarwal, 62 years old, is also Chief Scientific Officer for the Company’s subsidiary, National Stem Cell, Inc. He has been in private practice in the fields of Internal Medicine and Cardiology since 1983 and is affiliated with four hospitals in New Jersey. He was formerly Chairman of the Department of Medicine (1996-1998) and Section Chief of the Department of Cardiology (1999 - 2002) at Barnert Hospital, Paterson, New Jersey. He also served as Section Chief, Division of Cardiology at Passaic Beth Israel Hospital (1994 – 1996). He is a member of a number of medical societies and committees including the New Jersey State Medical Society (since 1984). Dr. Agarwal is past president of the Passaic County Medical Society. He received his medical degree at the Medical College, Calcutta, India, in 1969

Dr. Agarwal is a member of the American College of Cardiology and a Fellow of the American College of Cardiology (F.A.C.C.), a leading professional society representing heart specialists in the United States and abroad. Members of the F.A.C.C. include adult cardiologists, pediatric cardiologists, cardiovascular surgeons, researchers and academicians, and specialists in a cardiovascular-related field. Dr. Agarwal is certified in Internal Medicine by the American Board of Internal Medicine.

Michael Cohen, President of Proteonomix, stated: “Dr. Agarwal has served as Chief Scientific Officer of our subsidiary, National Stem Cell, Inc. and has contributed to our research into stem cell therapies for cardiac disease. We welcome his talents and knowledge to guide the development of therapies in StromaCel, Inc., our new subsidiary.”

Dr. Agarwal stated: “I look forward to integrating my professional expertise and background with the development of regenerative medicine planned to be developed by StromaCel.”

StromaCel’s goal is to study the basic cellular properties of stromal cells and to identify the utility of cellular and protein derivatives in disease repair.

Proteonomix is a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives. Proteonomix has facilities at a number of academic institutions. Please visit www.proteonomix.com, www.proteoderm.com, www.pinksheets.com and www.sec.gov for further information about Proteonomix.

Certain statements contained herein are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Proteonomix, Inc. cautions that the statements made in this press constitute forward-looking statements and makes no guarantees of future performance and actual results or developments may differ materially from projections in forward-looking statements. Forward-looking statements are based on estimates and opinions of management at time the statements are made.

Contact:

Michael Cohen

Proteonomix, Inc.

(973) 544-6116

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: February 26, 2010

By:

/s/Michael Cohen

Name:   Michael Cohen

President